Exhibit 32.2

        Certification under Section 906 of the Sarbanes-Oxley Act of 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Philip L. Jones, as Chief Operating Officer and Executive Vice President of Profile Technologies, Inc., hereby certify that the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Profile Technologies, Inc.


                                           /s/ Philip L. Jones
                                           ---------------------------
                                           Philip L. Jones
                                           Chief Operating Officer and
                                           Executive Vice President